UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2020

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020, 3D Systems Corporation (the "Company") announced the appointment of Mr. Jagtar Narula as the Company's Executive Vice President and Chief Financial Officer, effective September 14, 2020. Mr. Narula will succeed Mr. Wayne Pensky, who has served as the Company's Interim Chief Financial Officer since May 26, 2020. Mr. Pensky will continue as the Company's Interim Chief Financial Officer through September 13, 2020.

Since 2017, Mr. Narula, age 50, has served as Senior Vice President, Corporate Strategy and Business Development of Blackbaud Corporation, where he also previously led Investor Relations and Financial Planning from 2014 to 2016. Prior to joining Blackbaud Corporation, Mr. Narula had finance leadership positions of increasing responsibility at Xerox Corporation, General Electric Company and with private equity.

In connection with his appointment, the Company entered into an employment agreement with Mr. Narula (the "Employment Agreement"), dated August 21, 2020, pursuant to which he will serve as the Company's Executive Vice President and Chief Financial Officer. Under the terms of the Employment Agreement, approved by the Compensation Committee of the Board of Directors, Mr. Narula will receive the following compensation:

  a base salary of $400,000 per annum, which will be pro-rated for 2020;
  a bonus objective not less than 50% of Mr. Narula's base salary subject to the terms of the Company's annual incentive compensation program, which will be pro-rated for 2020;
  a time-based restricted stock award for a number of shares of the Company's common stock ("Common Stock") calculated with a numerator equal to $1,800,000 and a denominator equal to the 20 trading day trailing average closing price of the Common Stock ended on August 21, 2020, pursuant to the Company's 2015 Incentive Plan (the "Plan"), which shall vest in two equal annual installments during the continuation of Mr. Narula's employment with the Company; and
  a 2020 bonus restricted stock award, pursuant to the Plan, with respect to a number of shares of Common Stock calculated with the numerator equal to the pro-rata calculation of Mr. Narula's 2020 performance bonus at target and a denominator equal to the closing price of the Common Stock on the date determined by the Compensation Committee of the Board of Directors following the completion of the 2020 financial audit and filing of the Company's Annual Report on Form 10-K with the Securities and Exchange Commission, which shall vest immediately upon issuance.

The Employment Agreement has an initial two-year term that automatically renews for additional 12-month terms, unless terminated by either party.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 26, 2020, the Company issued a press release announcing the appointment of Mr. Narula as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 to this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated August 21, 2020, by and between 3D Systems Corporation and Jagtar Narula.
99.1	Press Release dated August 26, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: August 26, 2020	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary